Exhibit 1.1

[●] UNITS

EACH CONSISTING OF

ONE 9.0% SERIES A CUMULATIVE PERPETUAL PREFERRED SHARE

AND ONE-HALF OF ONE WARRANT TO PURCHASE ONE COMMON SHARE

MCLOUD TECHNOLOGIES CORP.

UNDERWRITING AGREEMENT

[●], 2022

Maxim Group LLC

Investment Banking

300 Park Avenue, 16th Floor

New York, New York 10022

As Representative of the Several Underwriters, if any, named in Schedule I hereto

Ladies and Gentlemen:

The undersigned, MCLOUD TECHNOLOGIES CORP., a company incorporated under the Business Corporations Act (British Columbia) (collectively with its subsidiaries, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries of MCLOUD TECHNOLOGIES CORP., the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which MAXIM GROUP LLC (“Maxim”) is acting as representative to the several Underwriters (in such capacity, the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Securities as soon as the Representative deems it advisable to do so. The Securities are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. The Company understands that the Underwriters propose to make a public offering of the Units in the United States, directly and through other investment dealers and brokers in the United States upon the terms and conditions set forth in the Prospectuses (as defined below). It is acknowledged that neither the Company nor the Underwriters will market the Securities or provide marketing materials to any prospective purchasers in Canada.

It is further understood that Maxim will act as the Representative for the Underwriters in the offering and sale of the Closing Securities and, if any, the Option Securities in accordance with this Agreement.

ARTICLE 1

DEFINITIONS

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“$” or “dollar” shall mean U.S. dollars.

“Action” shall have the meaning ascribed to such term in Section 3.1(m).

“Advance” shall have the meaning ascribed to such term in Section 4.6(d).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Benefit Arrangements” shall have the meaning ascribed to such term in Section 3.1(ss).

“BHCA” shall have the meaning ascribed to such term in Section 3.1(mm).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Canadian Securities Authorities” means the securities regulatory authorities in the province of British Columbia.

“Canadian Securities Laws” means the applicable rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the Canadian Securities Authorities.

“Closing” means the closing of the purchase and sale of the Closing Securities pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Securities, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representative and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of underwriting discounts and commissions.

“Closing Securities” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Units” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Warrants” shall have the meaning ascribed to such term in Section 2.1(a).

“Code” shall have the meaning ascribed to such term in Section 3.1(ll).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, without par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Company Auditor” means KPMG LLP, with offices located at Suite 3100 205 - 5 Avenue SW, Calgary, Alberta T2P 4B9.

“Company Counsel” means Sichenzia Ross Ference LLP, 1185 Avenue of Americas, 31st Floor, New York, NY 10036.

“Company Canadian Counsel” means Morton Law LLP, 1200-750 W. Pender Street, Vancouver, British Columbia, Canada, V6C 2T8.

“Company IT Systems” shall have the meaning ascribed to such term in Section 3.1(tt).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“EDGAR” shall have the meaning ascribed to such term in Section 3.1(a).

“Effective Date” means the date and time as of which the Registration Statement became effective in accordance with the rules and regulations under the Securities Act.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(p).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) Common Shares, restricted stock, restricted stock units or options to employees, officers, consultants, other service providers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.21(a) herein, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“General Disclosure Package” shall have the meaning ascribed to such term in Section 3.1(c).

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(mm).

“Fox Rothschild” means Fox Rothschild LLP, counsel to the Underwriters, with offices located at 222 South Ninth Street, Suite 2000, Minneapolis, MN 55402.

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(p).

“IFRS” shall have the meaning ascribed to such term in Section 3.1(k).

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business); (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with IFRS.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(s).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the Company’s officers and directors and each other holder of Common Shares and Common Share Equivalents holding, on a fully diluted basis, three percent (3%) or more of the Company’s issued and outstanding Common Shares, in substantially the form of Exhibit A attached hereto.

“Marketing Materials” shall have the meaning ascribed to such term in Section 6.1.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(e).

“Material Permit” shall have the meaning ascribed to such term in Section 3.1(ii).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(nn).

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Option Securities” shall have the meaning ascribed to such term in Section 2.2(a).

“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a).

“Option Warrants” shall have the meaning ascribed to such term in Section 2.2(a).

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2(a).

“Permitted Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4.2(c).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preliminary Prospectus” shall have the meaning ascribed to such term in Section 3.1(a).

“Privacy and Data Security Laws” shall have the meaning ascribed to such term in Section 3.1(a).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall have the meaning ascribed to such term in Section 3.1(a).

“Registration Statement” shall have the meaning ascribed to such term in Section 3.1(a).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(h).

“Right of First Refusal” shall have the meaning ascribed to such term in Section 4.20.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule. “Securities” means the Closing Securities, the Option Securities and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Shares” shall mean the 9.0% Series A Cumulative Perpetual Preferred Shares of the Company, without par value.

“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Shares” shall mean, collectively, the Series A Preferred Shares delivered to the Underwriters in accordance with Section 2.1(a)(ii) and Section 2.2(a).

“Subject Transaction” shall have the meaning ascribed to such term in Section 4.18.

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the OTCQB Venture Market, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the TSX Venture Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and all exhibits and schedules hereto, the Lock-Up Agreements, the Warrants, the Warrant Agent Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219, and any successor transfer agent of the Company.

“Underwriters’ Information” shall have the meaning ascribed to such term in Section 6.1.

“Units” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“Warrant Agent” means the Transfer Agent.

“Warrant Agent Agreement” means the warrant agent agreement by and between the Company and the Transfer Agent, as warrant agent, for the purpose of administering the Warrants, in the form of Exhibit G attached hereto.

“Warrant Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Common Share purchase warrants delivered to the Underwriters in accordance with Section 2.1(a)(ii) and Section 2.2, which Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years, in the form of Exhibit E attached hereto.

ARTICLE 2

PURCHASE AND SALE

2.1    Closing.

(a)    Upon the terms and subject to the conditions set forth herein, the Company agrees to sell in the aggregate [●] Units (the “Units”), with each Unit consisting of one Series A Preferred Share and one-half of one Warrant to purchase one Common Share, subject to the terms and conditions stated herein, and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the following securities of the Company:

(i)    number of Units (the “Closing Units”) set forth opposite the name of such Underwriter on Schedule I hereto;

(ii)    the number of Series A Preferred Shares (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I hereto included in the Closing Units; and

(iii)    the number of Warrants (“Closing Warrants”) to purchase Common Shares set forth opposite the name of such Underwriter on Schedule I hereto included in the Closing Units, which shall have an exercise price of $4.75 per share (subject to adjustment as provided therein) (collectively with the Closing Units and the Closing Shares, the “Closing Securities”).

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Common Shares and the Warrants comprising the Units are immediately separable and will be issued separately in the Offering.

(b)    The Underwriters, severally and not jointly, agree to purchase from the Company the number of Closing Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price of $[●] per Closing Unit (92% of the public offering price per Closing Unit)(the “Closing Purchase Price”), and the purchase price of each Closing Unit shall be allocated as follows: (i) $[●] per Closing Share (the “Share Purchase Price”) and (ii) $0.00000092 per Closing Warrant (the “Warrant Purchase Price”). The Closing Units are to be offered initially to the public at the price of $[●] per Unit ($[●] per Series A Preferred Share and $0.000001 per Warrant), which offering price is also set forth on the cover page of the Prospectus.

(c)    On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Closing Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Securities and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Fox Rothschild or such other location as the Company and Representative shall mutually agree (including remotely by means of electronic transmission). The Securities are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (the “Offering”).

2.2    Over-Allotment Option.

(a)    For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Securities, the Representative is hereby granted an option (the “Over-Allotment Option”) to purchase up to [●] Series A Preferred Shares, representing fifteen percent (15%) of the Closing Shares sold as part of the Closing Units sold in the Offering (the “Option Shares”), and/or Warrants to purchase up to [●] Common Shares, representing fifteen percent (15%) of the Closing Warrants sold as part of the Closing Units sold in the Offering (the “Option Warrants” and, collectively with the Option Shares, the “Option Securities”), which may be purchased in any combination of Option Shares and/or Option Warrants at the Share Purchase Price and/or Warrant Purchase Price, respectively.

(b)    In connection with an exercise of the Over-Allotment Option, (a) the purchase price to be paid for any Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased and (b) the purchase price to be paid for any Option Warrants is equal to the product of the Warrant Purchase Price multiplied by the number of Option Warrants to be purchased (the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c)    The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares and/or Option Warrants in any combination thereof within 45 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares and/or Option Warrants to be purchased and the date and time for delivery of and payment for the Option Securities (each, an “Option Closing Date”), which will not be later than the earlier of (i) 45 days after the Execution Date and (ii) two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Fox Rothschild or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares and/or Option Warrants specified in such notice. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3    Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(a)    At the Closing Date, the Closing Shares included in the Closing Units and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(b)    At the Closing Date, the Closing Warrants included in the Closing Units and, as to each Option Closing Date, if any, the applicable Option Warrants, which Warrants shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(c)    Contemporaneously herewith, evidence that the Company has filed an amendment to the Company’s articles creating the Series A Preferred Shares and setting forth the rights and restrictions thereof;

(d)    At the Closing Date and at each Option Closing Date, if any, the duly executed and delivered legal opinion and negative assurance letter of Company Counsel addressed to the Underwriters, dated as of the Closing Date and as to each Option Closing Date, if any, bring-down opinions and negative assurance letters from Company Counsel addressed to the Underwriters in form and substance satisfactory to counsel to the Underwriters;

(e)    At the Closing Date and at each Option Closing Date, if any, the duly executed and delivered legal opinion and negative assurance letter of Company Canadian Counsel for the Company with respect to certain matters related to Canadian law, addressed to the Underwriters, dated as of the Closing Date and each Option Closing Date, if any, in form and substance satisfactory to counsel to the Underwriters;

(f)    Contemporaneously herewith, a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative from the Company Auditor dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(g)    On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Officer’s Certificate, substantially in the form required by Exhibit B attached hereto;

(h)    On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Secretary’s Certificate, substantially in the form required by Exhibit C attached hereto;

(i)    On the Closing Date and on each Option Closing Date, if any, a duly executed and delivered Chief Financial Officer’s Certificate, substantially in the form required by Exhibit D attached hereto, addressed to the Underwriters; and

(j)    Such other customary certificates or documents as the Underwriters and Underwriters’ Counsel may have reasonably requested.

2.4    Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(a)    the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(b)    all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(c)    the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(d)    the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(e)    if required by FINRA, the Underwriters shall have received a notice of no objections from FINRA as to the amount of compensation allowable or payable to and the terms and arrangements for acting as the Underwriters as described in the Registration Statement;

(f)    the (i) Series A Preferred Shares, including the Closing Shares and the Option Shares and (ii) Warrants, including the Warrant, have been approved for listing on the Nasdaq Capital Market;

(g)    the Company has filed with the Commission a 8-A on the date hereof providing for the registration pursuant to Section 12(b) under the Exchange Act of the Series A Preferred Shares; and such 8-A has become effective under the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares or the Warrants under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration; and

(h)    prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company and its Subsidiaries taken as a whole, from the latest dates as of which such condition is set forth in the Registration Statement, the General Disclosure Package and Prospectus; (ii) no Action, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the General Disclosure Package and Prospectus; (iii) no stop order applicable to the Company shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) the Company has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein; (v) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock; (vi) the Company has not altered its method of accounting; and (vii) the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement, the General Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

If any of the conditions specified in this Section 2.4 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Representative’s counsel pursuant to this Section 2.4 shall not be reasonably satisfactory in form and substance to the Representative and to Representative’s counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the applicable Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding Section of the Disclosure Schedules, the Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a)    Registration Statement; Prospectuses. The Company has filed with the Commission the Registration Statement, including any related Preliminary Prospectus or Prospectuses, for the registration of the Series A Preferred Shares under the Securities Act, which Registration Statement has been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act. The registration of the Common Stock under the Exchange Act has been declared effective by the Commission on the date hereof. Copies of such Registration Statement and of each amendment thereto, if any, including the related Preliminary Prospectuses, heretofore filed by the Company with the Commission have been delivered to the Underwriters. The term “Registration Statement” means such registration statement on Form F-1 (File No. 333-264859), as amended, as of the relevant Effective Date, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, including any information deemed to be included pursuant to Rule 430A or Rule 430B of the Securities Act and the rules and regulations thereunder, as applicable. If the Company files a registration statement to register a portion of the Public Shares and relies on Rule 462(b) of the Securities Act and the rules and regulations thereunder for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “Preliminary Prospectus” as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A of the Securities Act and the rules and regulations thereunder as included at any time as part of, or deemed to be part of or included in, the Registration Statement. The term “Prospectus” means the final prospectus in connection with this Offering as first filed with the Commission pursuant to Rule 424(b) of the Securities Act and the rules and regulations thereunder or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Representative by the Company for use in connection with the Public Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representative for such use. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The term “General Disclosure Package” means, collectively, the Permitted Free Writing Prospectus(es) (as defined below) issued at or prior to the date hereof, the most recent preliminary prospectus related to this Offering, and the information included on Schedule I and Schedule II hereto.

(b)    Effectiveness of Registration. At the time of filing the Registration Statement, the Company met, and as of the date hereof the Company meets, the general eligibility requirements for use of Form F-1 under the Securities Act. Any amendment or supplement to the Registration Statement or the Prospectuses required by this Agreement will be so prepared and filed by the Company and, as applicable, the Company will use commercially reasonable efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such for that purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. No order preventing or suspending the use of the Base Prospectuses, the Prospectus Supplements, the Prospectuses or any Permitted Free Writing Prospectus (as defined herein) has been issued by the Commission or any Canadian Securities Authority. The Company has delivered to the Underwriter one complete copy of the Registration Statement and a copy of each consent of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectuses, as amended or supplemented, in such quantities and at such places as the Underwriter has reasonably requested. At the time of filing the Registration Statement and at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company was not and, as of the date of this Agreement, is not, an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer. “Time of Sale” means [8:00 a.m.] New York City time on the date of this Agreement.

(c)    Accuracy. Each part of the Registration Statement, when such part became or becomes effective, at any deemed effective date pursuant to Form F-1 and the Rules and Regulations on the date of filing thereof with the Commission and at the Time of Sale and Closing Date, and the Prospectus, on the date of filing thereof with the Commission and at the Time of Sale and Closing Date, conformed in all material respects or will conform in all material respects with the requirements of the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the Commission, and the Prospectus and the applicable Permitted Free Writing Prospectus(es), if any, issued at or prior to such Time of Sale, taken together (collectively, and with respect to the Securities, together with the public offering price of such Securities, the “General Disclosure Package”) and at the Time of Sale and Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance upon and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such herein.

(d)    Subsidiaries. All of the Subsidiaries of the Company are set forth on Schedule 3.1(d). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(e)    Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(f)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(g)    No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(h)    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Prospectus, (ii) such filings as are required to be made under applicable state securities laws and (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrants for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).

(i)    Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares are duly authorized and, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of Common Shares issuable pursuant to this Agreement and issuable upon exercise of the Warrants. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)    Capitalization. The capitalization of the Company as of the date hereof is as set forth under the heading “Capitalization” in the Prospectus. No Person other than the Representative has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except such rights which have been waived prior to the date hereof. Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(j), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares or Common Share Equivalents or the capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Common Shares or other securities to any Person (other than the Underwriters). There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities and other laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. All of the securities of the Company have been duly authorized and validly issued in accordance with all requisite laws. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. The offers and sales of the Company’s securities were at all relevant times either registered under the Canadian Securities Laws, the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(k)    Canadian Reporting Issuer; Financial Statements. The Company (i) is a reporting issuer (within the meaning of Canadian Securities Laws) or the equivalent in the province of British Columbia, and (ii) is not in default of any of the requirements of the Canadian Securities Laws. The financial statements of the Company included in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, and the Prospectus comply in all material respects with applicable accounting and legal requirements with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with International Financial Reporting Standards applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus conform in all material aspects to the descriptions thereof contained therein and there are no agreements or other documents required by the Canadian Securities Laws, the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the General Disclosure Package or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations. There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus which have not been included as so required. The pro forma and pro forma as adjusted financial information, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus has been properly compiled and prepared in accordance with the applicable legal and accounting requirements and include all adjustments necessary to present fairly in accordance with IFRS the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and pro forma as adjusted financial information, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(l)    Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement, the Preliminary Prospectus, the General Disclosure Package and the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and the issuance of Common Share Equivalents as disclosed in the Registration Statement. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made. Unless otherwise disclosed in the Registration Statement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(m)    Litigation. There has not been, and to the knowledge of the Company there is not pending or contemplated, any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been, and there is not pending or contemplated, any investigation by the Canadian Securities Authorities or the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Canadian Securities Laws, the Exchange Act or the Securities Act.

(n)    Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or the Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of the Subsidiaries is a party to a collective bargaining agreement, and the Company and the Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of the Subsidiaries to any liability with respect to any of the foregoing matters that would reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)    Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(p)    Environmental Laws. The Company and the Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in the case of (i), (ii) and (iii), the failure to do so could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)    Privacy and Data Security Laws and Regulations. The Company and the Subsidiaries have (i) operated and currently operate their respective businesses in a manner compliant with all applicable foreign, federal, state and local laws and regulations, all contractual obligations and all Company policies (internal and posted) related to privacy and data security applicable to the Company’s and the Subsidiaries’ collection, use, handling, transfer, transmission, storage, disclosure and/or disposal of the data of their respective customers, employees and other third parties (the “Privacy and Data Security Laws”), and (ii) implemented, monitored and have been and are in compliance with, applicable administrative, technical and physical safeguards and policies and procedures designed to ensure compliance with Privacy and Data Security Laws, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, or as disclosed to the Representative, there has been no loss or unauthorized access, use, modification or breach of security of customer, employee or third party data maintained by or on behalf of the Company and the Subsidiaries, and neither the Company nor any of the Subsidiaries has notified, nor has the current intention to notify, any customer, governmental entity or the media of any such event with regard to any material data breach.

(r)    Title to Assets. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(s)    Intellectual Property. The Company and the Subsidiaries have, or have rights to use or own or possess, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights it believes are necessary or required for use in connection with their respective businesses as described in the Registration Statement, the General Disclosure Package or the Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the knowledge of the Company, the Company is not now infringing, and upon further development or commercialization of any product or service described in the Registration Statement, the General Disclosure Package or the Prospectus, will not infringe on, any valid claim of any issued patents, copyrights or trademarks of others. The Company has not conducted a “freedom to operate” study. None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Other than as specifically described in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, the General Disclosure Package or the Prospectus, a written notice of a claim or otherwise has any knowledge that the Company’s products or planned products as described in the Registration Statement, the General Disclosure Package or the Prospectus violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights either currently are or ultimately shall be enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)    Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u)    Transactions With Affiliates and Employees. Except as set forth in the Registration Statement, General Disclosure Package or Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(v)    Sarbanes-Oxley; Internal Accounting Controls. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, the Company’s disclosure controls and procedures and internal controls are effective. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act and Canadian Securities Laws) that comply with the requirements of the Exchange Act and Canadian Securities Laws; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(w)    Certain Fees. Except as set forth in the Registration Statement, the General Disclosure Package and Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. There are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. Other than payments to the Underwriters for this Offering or as disclosed in the Registration Statement, the Company has not made and has no agreements, arrangements or understanding to make any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period preceding the initial filing of the Registration Statement through the 90-day period after the Effective Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(x)    Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(y)    Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Canadian Securities Law or the Securities Act of any securities of the Company or any Subsidiary, other than those rights that have been disclosed in the Registration Statement, General Disclosure Package, or Prospectus or that have been waived or satisfied.

(z)    Compliance with Exchange Act. The Common Shares and Series A Preferred Shares are registered pursuant to Section 12(b) of the Exchange Act and the Company has filed with the Commission a 8-A on the date hereof providing for the registration of the Series A Preferred Shares pursuant to Section 12(b) under the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Shares or Series A Preferred Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has taken all actions necessary to register the Warrants pursuant to Section 12(b) of the Exchange Act by filing with the Commission a Form 8-A. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares, Series A Preferred Shares or Warrants are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Shares, Series A Preferred Shares and Warrants are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The (i) Series A Preferred Shares, including the Closing Shares and the Option Shares, and (ii) Warrants and the Warrant Shares have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

(aa)    Compliance with Listing Requirements. The Company has taken all necessary actions to ensure that, upon such time as the Nasdaq Capital Market shall have approved the Series A Preferred Shares and Warrants for listing, it is in compliance with all applicable corporate governance requirements set forth in the rules of the Nasdaq Capital Market that are in effect. Without limiting the generality of the foregoing: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of the audit committee of the Company’s board of directors, meet the qualifications of independence as set forth under applicable laws, rules and regulations and (ii) the audit committee of the Company’s Board of Directors has at least one member who is an “audit committee financial expert” (as that term is defined under applicable laws, rules and regulations).

(bb)    Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(cc)    Statistical, Industry-Related and Market-Related Data. The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(dd)    No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(ee)    Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(ff)    Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries each (i) has made or filed all federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(gg)    Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(hh)    Accountants. To the knowledge and belief of the Company, the Company Auditor (i) is an independent registered public accounting firm and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s annual information form for the fiscal year ending December 31, 2022.

(ii)    Regulatory; Compliance with Laws. (A) The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the General Disclosure Package or the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of federal, state, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects. The Company has not failed to file with the applicable regulatory authorities any filing, declaration, listing, registration, report or submission that is required to be so filed for the Company’s business operation as currently conducted. All such filings were in material compliance with applicable laws when filed and no deficiencies have been asserted in writing by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions.

(jj)    Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such stock option would be considered granted under IFRS and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or the Subsidiaries or their financial results or prospects.

(kk)    Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ll)    U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company shall so certify upon the Representative’s request.

(mm)    Bank Holding Company Act. Neither the Company nor any of the Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of the Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of the Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn)    Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(oo)    D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers immediately prior to the Offering is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires to become inaccurate and incorrect.

(pp)    FINRA Affiliation. No officer, director or any beneficial owner of five percent (5%) or more of the Company’s Common Shares or Common Share Equivalents has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. Except for securities purchased on the open market, no Company Affiliate is an owner of stock or other securities of any member of FINRA. No Company Affiliate has made a subordinated loan to any member of FINRA. No proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement and the Prospectus) will be paid to any FINRA member, any persons associated with a FINRA member or an affiliate of a FINRA member. Except as disclosed in the Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Representative or any of the Underwriters named on Schedule I hereto within the 180-day period prior to the initial filing date of the Prospectus. Except as disclosed in the Registration Statement and except for securities issued to the Representative as disclosed in the Prospectus and securities sold by the Representative on behalf of the Company, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Prospectus is a FINRA member, is a person associated with a FINRA member or is an affiliate of a FINRA member. No FINRA member participating in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a FINRA member, the parent or affiliate of a FINRA member or any person associated with a FINRA member in the aggregate beneficially own five percent (5%) or more of the Company’s outstanding subordinated debt or common equity, or five percent (5%) or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a FINRA member that is participating in the Offering, any member of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the Offering. “Any person associated with a FINRA member” means (1) a natural person who is registered or has applied for registration under the rules of FINRA and (2) a sole proprietor, partner, officer, director, or branch manager of a FINRA member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA member. When used in this Section 3.1(pp) the term “affiliate of a FINRA member” or “affiliated with a FINRA member” means an entity that controls, is controlled by or is under common control with a FINRA member. The Company will advise the Representative and Fox Rothschild if it learns that any officer, director or owner of five percent (5%) or more of the Company’s outstanding Common Shares or Common Share Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(qq)    Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to Fox Rothschild on behalf of the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(rr)    Board of Directors. The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(ss)    Employee Plans. The Registration Statement, Preliminary Prospectus and the Prospectus identify each employment, severance or other similar agreement, arrangement or policy and each material plan or arrangement required to be disclosed pursuant to the rules and regulations providing for insurance coverage (including any self-insured arrangements), workers’ compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, or post-retirement insurance, compensation or benefits, which: (i) is not an Employee Plan; (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its Subsidiaries; and (iii) covers any officer or director or former officer or director of the Company or any of its Subsidiaries. These agreements, arrangements, policies or plans are referred to collectively as “Benefit Arrangements.” Each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements of applicable law. Except as disclosed in the Registration Statement, Preliminary Prospectus and the Prospectus, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its Subsidiaries, other than medical benefits required to be continued under applicable law.

(tt)    IT Systems. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company reasonably believes that (i) the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), (ii) the Company IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted and (iii) the Company and the Subsidiaries have implemented reasonable backup, security and disaster recovery technology consistent with applicable regulatory standards.

(uu)    No Relationships with Customers and Suppliers. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Company’s affiliates, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(vv)    No Transfer Taxes. There are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province in connection with: (i) the execution and delivery of this Agreement; or (ii) the enforcement or admissibility in evidence of this Agreement; or (iii) the issuance, sale and delivery to the Underwriter of the Units; or (iv) the sale of the Units through the Underwriter to U.S. residents.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1    Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Prospectus, as amended or supplemented, and the General Disclosure Package in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus, the General Disclosure Package and the Registration Statement. The Company shall not file any such amendment or supplement to which the Representative shall reasonably object in writing.

4.2    Federal Securities Laws.

(a)    Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Canadian Securities Laws or the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Representative, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with the Securities Act.

(b)    Exchange Act Registration. For a period of three years from the Execution Date, the Company will use its best efforts to maintain the registration of the Common Shares, Series A Preferred Shares and the Warrants under the Exchange Act; provided, that such provision shall not prevent a sale, merger or similar transaction involving the Company. The Company will not deregister the Common Shares, Series A Preferred Shares or the Warrants under the Exchange Act without the prior written consent of the Representative, which consent shall not be unreasonably withheld and provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

(c)    Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in the rules and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3    Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request.

4.4    Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus until the later of nine (9) months from the Execution Date and the date on which the Warrants are no longer outstanding and will notify the Underwriters and the holders of the Warrants promptly and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) the electronic filing with the Commission of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the General Disclosure Package or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the General Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Canadian Securities Authorities, the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5    Review of Financial Statements. For a period of three (3) years from the Execution Date, the Company shall file with the SEC all reports required to be filed pursuant to the Exchange Act and, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements included in such reports, provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

4.6    Reports to the Underwriters; Expenses of the Offering.

(a)    Periodic Reports, etc. For a period of three (3) years from the Execution Date, the Company will furnish or make available to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Canadian Securities Authorities or the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each registration statement filed by the Company under the Canadian Securities Laws or the Securities Act; (iv) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Underwriters shall each sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative in connection with such Underwriter’s receipt of such information. Documents filed with the SEDAR or EDGAR system shall be deemed to have been delivered to the Underwriters pursuant to this Section.

(b)    Transfer Sheets. For a period of one (1) year from the Execution Date, the Company shall retain the Transfer Agent or a transfer and registrar agent acceptable to the Representative and will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as an Underwriter may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and the Depository Trust Company, provided, however, that such requests cannot be made more than once monthly; and provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

(c)    Reserved.

(d)    General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering (including the Option Securities) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Securities on the Trading Market and such other stock exchanges as the Company and the Representative together determine; (c) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, and any blue sky surveys and, if appropriate, any agreement among underwriters, any agreements with selected dealers, underwriters’ questionnaire and power of attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (d) the costs of preparing, printing and delivering the Securities; (e) fees and expenses of the Transfer Agent for the Securities (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (f) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (g) the fees and expenses of the Company’s accountants; (h) the fees and expenses of the Company’s legal counsel and other agents and representatives; (i) the Underwriters’ costs of mailing prospectuses to prospective investors; (j) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (k) the fees and expenses associated with the Underwriters’ use of i-Deal’s book-building, prospectus tracking and compliance software (or other similar software) for the Offering; (l) the fees and expenses of the Underwriter’s legal counsel and (m) the Company’s actual “road show” expenses for the Offering. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, all out-of-pocket fees, expenses and disbursements (including legal fees and expenses) of the Underwriters incurred as a result of providing services related to the Offering to be paid by the Company to the Underwriters; provided, however, that all such costs and expenses pursuant to clauses (j), (k) and (l) of this Section 4.6(d), which are incurred by the Underwriters and for which the Company shall be responsible shall not exceed $125,000 in the aggregate in the event of a Closing of the Offering ($25,000 of which has been paid as an advance (the “Advance”) prior to the Execution Date) and a maximum of $25,000 (inclusive of the Advance) in the event there is not a Closing. In the event the offering is terminated, the Advance received against reasonable out-of-pocket expenses incurred in connection with the offering will be returned to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

4.7    Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.8    Delivery of Earnings Statements to Security Holders. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the rules and regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date.

4.9    Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.10    Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.11    Accountants. For a period of three (3) years from the Effective Date, the Company shall continue to retain a nationally recognized, independent PCAOB registered public accounting firm. The Underwriters acknowledge that the Company Auditor is acceptable to the Underwriters.

4.12    FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, five percent (5%) or greater stockholder of the Company or Person that received the Company’s unregistered equity securities in the past 180 days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the conclusion of the distribution of the Offering.

4.13    No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Securities and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty by the Underwriters.

4.14    Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance of the Warrant Shares, or if the Warrant is exercised via cashless exercise at a time when such Warrant Shares would be eligible for resale under Rule 144 by a non-affiliate of the Company, the Warrant Shares issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale of the Warrant Shares, the Company shall immediately notify the holders that have provided it an address of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

4.15    Board Composition and Board Designations. The qualifications of the persons serving as board members of the Company and the overall composition of the Board of Directors shall comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the Nasdaq Capital Market and, if applicable, at least one member of the Board of Directors must qualify as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

4.16    Securities Laws Disclosure; Publicity. At the request of the Representative, by 9:00 a.m. (New York City time) on the date hereof or, if this Agreement is executed after 9:00 a.m. (New York City time) by the time reasonably requested by the Representative, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, which consent will not be unreasonably withheld, for a period ending at 5:00 p.m. (New York City time) on the first business day following the 45th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

4.17    Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Shares could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares.

4.18    Reservation of Common Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times while any of the Series A Preferred Shares or Warrants are outstanding, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option, Common Shares upon conversion of the Series A Preferred Shares and Warrant Shares pursuant to any exercise of the Warrants.

4.19    Listing of Series A Preferred Shares and Warrants. The Series A Preferred Shares and Warrants have been approved for trading on the Nasdaq Capital Market. The Company agrees to use its best efforts to effect and maintain the trading of the Common Shares, Series A Preferred Shares and Warrants on the Nasdaq Capital Market for at least three (3) years after the Closing Date; provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

4.20    Right of First Refusal. Upon the Closing of the Offering, for a period of nine (9) months from such Closing, the Company grants Maxim the right of first refusal (the “Right of First Refusal”) to act as lead managing underwriter and book-runner for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during such period by the Company, any Subsidiary, or any successor to the Company (each, a “Subject Transaction”), at Maxim’s sole and exclusive discretion, on terms and conditions customary to Maxim for such Subject Transactions. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of Maxim.

The Company shall notify Maxim of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by email, registered mail or overnight courier service addressed to Maxim. If Maxim fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the delivery of such written notice, then Maxim shall have no further claim or right with respect to the Subject Transaction. Maxim may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by Maxim shall not adversely affect its Right of First Refusal with respect to any other Subject Transaction during the nine (9) month period agreed to above.

4.21    Subsequent Equity Sales.

(a)    From the date hereof until ninety (90) days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares, Series A Preferred Shares or Common Share Equivalents.

Notwithstanding the foregoing, this Section 4.21 shall not apply in respect of an Exempt Issuance.

4.22    Capital Changes. Until ninety (90) days after the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Shares without the prior written consent of Maxim.

4.23    Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that each Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

ARTICLE 5

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Securities or Option Securities, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within thirty-six (36) hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such thirty-six (36) hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur does not exceed ten percent (10%) of the Closing Securities or Option Securities, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Securities or Option Securities, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Securities or Option Securities, as the case may be, with respect to which such default shall occur exceeds ten percent (10%) of the Closing Securities or Option Securities, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article 6 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article 5, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Article 5 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE 6

INDEMNIFICATION

6.1    Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act and the rules and regulations thereunder, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any preliminary prospectus supplement, any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (collectively, “Marketing Materials”) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have. For all purposes of this Agreement, the information set forth in the Prospectus in the “Discretionary Accounts,” “Price Stabilization, Short Positions and Penalty Bids” and “Electronic Distribution” sections under the caption “Underwriting” constitutes the only information (the “Underwriters’ Information”) relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representative specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus.

6.2    Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates, the directors, officers, employees and agents of the Company and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act and the rules and regulations thereunder, any Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of them, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions applicable to the Securities purchased by such Underwriter hereunder.

6.3    Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Article 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Article 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Article 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Article 6 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Article 6 effected without its written consent if (A) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

6.4    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article 6 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering of the Securities pursuant to this Agreement. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6.4 shall be deemed to include, for purpose of this Section 6.4, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.4, any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of an Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6.4, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6.4. The obligations of the Underwriters to contribute pursuant to this Section 6.4 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

6.5    Survival. The indemnity and contribution agreements contained in this Article 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any controlling Person thereof, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

ARTICLE 7

MISCELLANEOUS

7.1    Termination.

(a)    Termination Right. The Representative shall have the right to terminate this Agreement by notifying the Company at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in their opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(b)    Expenses. In the event this Agreement shall be terminated pursuant to Section 7.1(a), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to Maxim its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable up to $25,000 (all of which has been paid as an Advance prior to the Execution Date) (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement). Notwithstanding the foregoing, any Advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

(c)    Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article 6 shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, any Preliminary Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated April 27, 2022 (“Engagement Agreement”), by and between the Company and Maxim, shall continue to be effective and the terms therein, including, without limitation, Section 14 with respect to any future offerings, shall continue to survive and be enforceable by Maxim in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.

7.3    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number (if any) or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Maxim. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article 6, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.8    Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Securities.

7.9    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13    Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement.

7.14    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

7.15    No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto, are not intended to confer upon any Person other than the parties hereto and the Underwriters where so indicated any rights, benefits, remedies, obligations or liabilities hereunder.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MCLOUD TECHNOLOGIES CORP.

By:
Name:	Russel H. McMeekin
Title:	Chief Executive Officer

Address for Notice: 550-510 Burrard Street Vancouver, BC V6C 3A8 Attention: Russel H. McMeekin, Chief Executive Officer

Copy to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

E-mail: mross@srf.law

Attention: Marc J. Ross

Accepted by the Representative, acting for

themselves and as Representative of the

Underwriters named on Schedule I hereto, as

of the date first above written:

MAXIM GROUP LLC

By:
Name:	Clifford A. Teller
Title:	Executive Managing Director, Investment Banking

Address for Notice: 300 Park Avenue, 16th Floor New York, New York 10022 Facsimile: (212) 895-3783 E-mail: cteller@maximgrp.com Attention: Clifford A. Teller

Copy to: Fox Rothschild LLP 222 South Ninth Street, Suite 2000 Minneapolis, MN 55402 E-mail: bhanson@foxrothschild.com Attention: Brett Hanson, Esq.

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriters	Closing Units		Closing Shares		Closing Warrants		Closing Purchase Price
Maxim Group LLC	[	●]	[	●]	[	●]	$	[	●]
Total	[	●]	[	●]	[	●]	$	[	●]

Schedule I-1

SCHEDULE II

Pricing Information

Number of Closing Units: [●]

Number of Closing Shares: [●]

Number of Closing Warrants: [●]

Number of Option Shares: [●]

Number of Option Warrants: [●]

Public Offering Price per Closing Unit: $[●]

Public Offering Price per Option Share: $[●]

Public Offering Price per Option Warrant: $0.000001

Underwriting Discount per Closing Unit: $[●]

Underwriting Discount per Option Share: $[●]

Underwriting Discount per Option Warrant: $0.00000008

Proceeds to Company per Closing Unit (before expenses): $[●]

Proceeds to Company per Option Share (before expenses): $[●]

Proceeds to Company per Option Warrant: $0.00000092

Schedule II-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[                ], 2022

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Re: mCloud Technologies Corp. - Public Offering

Ladies and Gentlemen:

The undersigned, a holder of common shares, without par value (the “Common Shares”), or rights to acquire Common Shares, of mCloud Technologies Corp. (the “Company”), understands that you are the representative (the “Representative”) of the several underwriters (collectively, the “Underwriters”) named or to be named in the final form of Schedule I to the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Underwriters and the Company, providing for the public offering (the “Public Offering”) of 9.0% Series A Cumulative Perpetual Preferred Shares (the “Shares”) and warrants to purchase Common Shares (collectively, the “Securities”) pursuant to a registration statement filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for them in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for the benefit of the Company, the Representative and the other Underwriters that, without the prior written consent of the Representative, the undersigned will not, during the period specified in the following paragraph (the “Lock-Up Period”), directly or indirectly, unless otherwise provided herein, (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Common Shares, any warrant to purchase Common Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Common Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the undersigned on the date of closing of the Public Offering or acquired by the undersigned during the Lock-Up Period.

The restrictions in the foregoing paragraph shall not apply to any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations) of options or warrants to purchase Common Shares; provided that any Common Shares received upon such exercise, conversion or exchange will be subject to this Lock-Up Period. The Lock-Up Period will commence on the date of this Lock-up Agreement and continue and include the date that is one-hundred and eighty (180) days after the closing of the Public Offering.

Exhibit A-1

In addition, the undersigned further agrees that, except for the registration statement filed or to be filed in connection with the Public Offering, during the Lock-Up Period the undersigned will not, without the prior written consent of the Representative: (a) file or participate in the filing with the SEC of any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security, or (b) exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security.

In furtherance of the undersigned’s obligations hereunder, the undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Lock-Up Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Lock-Up Period it will cause the record owner to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities to the extent such transfer would be a violation of this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Relevant Securities:

(i)    as a bona fide gift or gifts,

(ii)    to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or a member of members of the immediate family of the undersigned,

(iii)    if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (2) to limited partners, limited liability company members or stockholders of the undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement,

(iv)    if the undersigned is a trust, to the beneficiary of such trust,

(v)     by testate or intestate succession, or

(vi)    by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,

provided, that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

Exhibit A-2

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date of this Lock-Up Agreement.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

Very truly yours,

Signature:

Name (printed):

Title (if applicable):

Entity (if applicable):

Exhibit A-3

EXHIBIT B

OFFICERS’ CERTIFICATE

MCLOUD TECHNOLOGIES CORP.

The undersigned, Russel H. McMeekin and Chantal Schutz, the duly elected and duly qualified Chief Executive Officer and Chief Financial Officer, respectively, of mCloud Technologies Corp., a company incorporated under the Business Corporations Act (British Columbia) (the “Company”), hereby certify the following on behalf of the Company, in connection with the transactions contemplated by the Underwriting Agreement (the “Underwriting Agreement”), dated [●], 2022, by and between the Company and Maxim Group LLC, as representative of the several Underwriters named on Schedule I thereto:

1.    The undersigned officers have carefully examined the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto, as of time it became effective and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of its date and as of the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing Date and the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.    Since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus.

3.    To the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in the Underwriting Agreement are true and correct and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

4.    There has not been, subsequent to June 30, 2021, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Effect.

5.    All correspondence between the Company or its counsel and the Commission are accurate and complete in all material respects.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering of the Public Shares pursuant to the terms of the Underwriting Agreement and the other transactions described in the Transaction Documents, and each of the Underwriters, Fox Rothschild LLP, Sichenzia Ross & Ference LLP and Morton Law LLP is entitled to rely on this Certificate for such purpose and (if applicable) in connection with the delivery by such counsel of their respective legal opinions and negative assurance statement.

Exhibit B-1

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate on behalf of the Company as of this [    ] day of [            ], 2022.

Name:	Russel H. McMeekin
Title:	Chief Executive Officer

Name:	Chantal Schutz
Title:	Chief Financial Officer

[SIGNATURE PAGE TO OFFICERS’ CERTIFICATE]

Exhibit B-2

EXHIBIT C

SECRETARY’S CERTIFICATE

MCLOUD TECHNOLOGIES CORP.

[            ], 2022

The undersigned, acting solely in his/her capacity as the duly elected, qualified and acting Secretary of mCloud Technologies Corp., a company incorporated under the Business Corporations Act (British Columbia) (the “Company”), and not in his/her individual capacity, hereby gives this certificate pursuant to Section 2.3 of that certain underwriting agreement, dated [●], 2022, by and between the Company and Maxim Group LLC, as representative of the several Underwriters named on Schedule I thereto (the “Underwriting Agreement”). Unless otherwise defined herein, the capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

The undersigned, [                ], Secretary of the Company, hereby certifies as of the date hereof as follows:

1.    Attached hereto as Exhibit A is a true, correct and complete copy of the Company’s memorandum of articles, as amended, in effect on the date hereof (the “Articles”). The Articles are in full force and effect on the date hereof, and no further amendments or modifications to the Articles have been authorized or filed.

2.    Attached hereto as Exhibit B is a true, correct and complete copies of resolutions duly adopted by the Company’s board of directors or a committee thereof at meetings held on [        ], 2022 and [        ], 2022, in which the transactions contemplated by the Registration Statement, the Prospectus and the Transaction Documents were authorized and approved. Such resolutions are in full force and effect, have not been amended, modified or rescinded and are the only resolutions related to the subject matter thereof.

3.    Each person who, as a director or officer of the Company, signed, and delivered by facsimile, portable document file (.pdf) or otherwise (a) the Underwriting Agreement, (b) the Transaction Documents and (c) any and all other documents or instruments executed and delivered to the Representative in connection with the transactions contemplated by the Underwriting Agreement, was duly elected or appointed, qualified and acting as such director or officer, and was duly authorized to execute and deliver such documents or other instruments at the respective times of such execution and delivery.

4.    All persons who, as officers or directors of the Company or attorneys-in-fact of such officers or directors, signed, and delivered by facsimile, portable document file (.pdf) or otherwise: (a) the Registration Statement on Form F-1, as amended (File No. 333-264859), that the Company filed with the Commission on May 11, 2022, which was subsequently declared effective by the Commission on [●], 2022, and (b) any and all other documents or instruments executed and delivered to the Commission in connection with such Registration Statement were, at the respective times of such signing, delivery or filing, duly elected or appointed, qualified and acting as such director, officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures or true facsimiles or portable document thereof.

Exhibit C-1

5.    Attached hereto as Exhibit C are true, correct and complete copies of a good standing (or equivalent) certificate as of a recent date for the Company and each Subsidiary by the relevant authority of its jurisdiction of incorporation or organization, and such certificates attached thereto have not been amended (except as attached thereto) since the date reflected thereon.

6.    Russel H. McMeekin, the Company’s Chief Executive Officer, has executed and delivered on behalf of the Company the Underwriting Agreement and the other Transaction Documents in accordance with their respective terms thereof.

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering of the Public Shares pursuant to the terms of the Underwriting Agreement and the other transactions described in the Transaction Documents, and each of the Underwriters, Fox Rothschild LLP, Sichenzia Ross & Ference LLP and Morton Law LLP is entitled to rely on this Certificate for such purpose and (if applicable) in connection with the delivery by such counsel of their respective legal opinions and negative assurance statement.

This certificate may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this certificate by electronic or facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature page follows]

Exhibit C-2

IN WITNESS WHEREOF, I have hereunder signed my name on this [    ] day of [        ], 2022.

Name:	[ ]
Title:	Secretary

The undersigned as Chief Executive Officer of the Company hereby certifies that [            ] is the duly elected, appointed, qualified and acting Secretary of the Company, and that the signature appearing above is his genuine signature.

Russel H. McMeekin, Chief Executive Officer

[Signature page to mCloud Technologies Corp. Secretary’s Certificate]

Exhibit C-3

Secretary’s Certificate

Exhibit A

Memorandum of Articles

Exhibit C-4

Secretary’s Certificate

Exhibit B

Board Resolutions

Exhibit C-5

Secretary’s Certificate

Exhibit C

Good Standing Certificates

Exhibit C-6

EXHIBIT D

CHIEF FINANCIAL OFFICER’S CERTIFICATE

MCLOUD TECHNOLOGIES CORP.

[        ], 2022

I, Chantal Schutz, do hereby certify that I am the Chief Financial Officer, of mCloud Technologies Corp., a company incorporated under the Business Corporations Act (British Columbia) (the “Company”), and, in my capacity as such and not in any individual capacity, and based upon a diligent examination of the financial records of the Company, the scope and nature of such examination being designed to identify information relevant to the subjects addressed below, do hereby certify to the Representative (as defined below) that:

1.    I am providing this certificate in connection with the offering (the “Offering”) by the Company of an aggregate of [        ] 9.0% Series A Cumulative Perpetual Preferred Shares of the Company, without par value (the “Series A Shares”), and warrants to purchase Common Shares, pursuant to Section 2.3 of that certain underwriting agreement, dated [●], 2022 (the “Underwriting Agreement”), by and between the Company and Maxim Group LLC, as representative of the several Underwriters named on Schedule I thereto. The Offering is being made pursuant to the registration statement on Form F-1, as amended (File No. 333-264859) (the “Registration Statement”) that was initially filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, on May 11, 2022 and that was subsequently declared effective by the SEC on [●], 2022. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

2.    I am familiar with the accounting, operations and records systems of the Company and its subsidiaries and I have responsibility for the Company’s financial and accounting matters. I have (i) read the Registration Statement and the Prospectus; and (ii) supervised the compilation of and reviewed the financial information set forth in the Registration Statement and the Prospectus (collectively, the “Financial Information”). Such Financial Information has been derived from the applicable accounting or financial records of the Company or its subsidiaries, which I believe, to the best of my knowledge, are accurate, complete and reliable.

3.    There were no significant decreases in the Company’s cash and cash equivalents, total current liabilities and operating expenses during the Company’s fiscal quarter ended March 31, 2022 as compared with amounts shown on the Company’s unaudited interim financial statements for the fiscal quarter ended December 31, 2021, except as disclosed in the Registration Statement or the Prospectus.

4.    [I have prepared or reviewed the amounts and information identified in the pages of the Registration Statement and the Prospectus, attached as Annex A hereto (collectively, the “Financial and Numerical Information”). To the best of my knowledge, such Financial and Numerical Information, as of the date hereof, matches or is accurately derived from the applicable accounting or financial records of the Company or its subsidiaries.]

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering of the Public Shares pursuant to the terms of the Underwriting Agreement and the other transactions described in the Transaction Documents, and each of the Underwriters, Fox Rothschild LLP, Sichenzia Ross & Ference LLP and Morton Law LLP is entitled to rely on this Certificate for such purpose and (if applicable) in connection with the delivery by such counsel of their respective legal opinions and negative assurance statement.

Exhibit D-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Chief Financial Officer Certificate on behalf of the Company as of the date first written above.

MCLOUD TECHNOLOGIES CORP.

By:
Name:	Chantal Schutz
Title:	Chief Financial Officer

[Signature page to Chief Financial Officer Certificate – mCloud Technologies Corp.]

EXHIBIT E

FORM OF WARRANT

[Attached hereto]

Exhibit E-1

EXHIBIT F

FORM OF WARRANT AGENT AGREEMENT

[Attached hereto]

Exhibit F-1